                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

                                   ----------

        Date of Report (Date of earliest event reported): June 15, 1998

                         MERRILL LYNCH DEPOSITOR, INC.
           (ON BEHALF OF PUBLIC STEERS(R) SERIES 1998 MCIC-PI TRUST)
             (Exact name of registrant as specified in its charter)

   DELAWARE                      333-29015                 13-3891329
(State or other                 (Commission               (I.R.S. Employer
jurisdiction of                  File Number)             Identification No.)
 incorporation)


            WORLD FINANCIAL CENTER              10281
              NEW YORK, NEW YORK             (Zip Code)
            (Address of principal
              effective offices)

                                   ----------

       Registrant's telephone number, including area code: (212) 449-1000

                      INFORMATION TO BE INCLUDED IN REPORT

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         Not Applicable

ITEM 2.  ACQUISITION OF DISPOSITION OF ASSETS

         Not Applicable

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

         Not Applicable

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         Not Applicable



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ITEM 5.  OTHER EVENTS

         99.1 Distribution to holders of the Public STEERS(R) Series 1998 MCIC-P1 Trust Class A Certificates on June 15, 1998.

ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS

         Not Applicable

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)   Financial statements of business acquired.

               Not applicable

         (b)   Pro forma financial information.

               Not applicable.

         (c)   Exhibits.

               99.1 Trustee's report in respect of the June 1, 1998 distribution to holders of the Public STEERS(R) Series 1998 MCIC-P1 Trust Class A Certificates.

ITEM 8.  CHANGE IN FISCAL YEAR

         Not Applicable.

ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

         Not Applicable


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                        MERRILL LYNCH DEPOSITOR, INC.

Date:                                   By:
                                           ----------------------------
                                           Name:  Frank D. Ronan
                                           Title: President

                                 EXHIBIT INDEX


99.1 Trustee's report in respect of the June 1, 1998 distribution to holders of the Public STEERS(R) Series 1998 MCIC-P1 Trust Class A Certificates.

                                  EXHIBIT 99.1

                              DISTRIBUTION REPORT
                                      FOR
                   PUBLIC STEERS(R) SERIES 1998 MCIC-P1 TRUST

                               DISTRIBUTION DATE
                                 JUNE 15, 1998

                             CUSIP NUMBER 744593AE4

(i) the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the MCIC Communications Corporation Debentures due 2027 (the "Underlying Securities"):

                    Interest:                $1,781,250.00
                    Principal:               0.00
                    Premium:                 0.00

(ii) the amounts of compensation received by the Trustee, for the period relating to such Distribution Date:

                    Paid by the Trust:       $.00
                    Paid by the Depositor:   $1,000.00

(iii) the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates of each such Class and the amount of aggregate unpaid interest accrued as of such Distribution Date:

               Class A:
                    Interest:                $1,781,250.00
                    Principal:                       $0.00

               Unpaid Interest Accrued:              $0.00

(iv) the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date, and the current rating assigned to the Certificates.

                    Principal Amount         $50,000,000
                    Interest Rate:           7.125%
                    Rating:
                         Moody's Investor Service           A2
                         Standard & Poor's Rating Service   A

(v) the aggregate Certificate Principal Balance (or Notional Amount, if applicable) of each Class of such Series at the close of business on such Distribution Date.

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CLASS A:

Initial Principal Balance:    $50,000,000
Reduction:                    $        (0)
                              -----------
Principal Balance 6/15/98:    $50,000,000